Exhibit 23.1

CONSENT OF
MCKENNON, WILSON & MORGAN LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Who’s Your Daddy, Inc.
Carlsbad, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission October 16, 2008 and in the related Prospectus, of our report dated April 15, 2009 relating to the financial statements of Who’s Your Daddy, Inc. as of December 31, 2008 which appears in the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 15, 2009.

/s/ MCKENNON, WILSON & MORGAN LLP
MCKENNON, WILSON & MORGAN LLP

Irvine, California
Dated:  August 14, 2009